Exhibit 99.2

UTXO Management GP, LLC

Years Ended December 31, 2025 and 2024

Annual Report

Report of Independent Registered Public Accounting Firm

To the Member’s and the Board of Directors of UTXO Management GP, LLC:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of UTXO Management GP, LLC (the Company) as of December 31, 2025 and 2024, the related statements of operations, members’ equity and cash flows, for the years then ended, and the related notes to the financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

We have served as the Company’s auditor since 2025.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

March 27, 2026

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UTXO Management GP, LLC

Balance Sheets

	December 31,
	2025	2024

Current Assets:
Cash and cash equivalents	$576,690	$21,153
Management fees receivable - related party	169,634	52,998
Prepaid expenses and other assets	67,553	44,471
Due from related party - current	68,906	—
Total current assets:	882,783	118,622

Investments	11,305,886	8,490,879
Total assets	$12,188,669	$8,609,501

Current Liabilities:
Accounts payable and accrued expenses	$6,100	$256,207
Due to related party - accrued expenses	2,930,000	3,004,441
Total current liabilities	2,936,100	3,260,648

Commitments and contingencies (Note 2)

Total members’ equity	9,252,569	5,348,853
Total liabilities and members’ equity	$12,188,669	$8,609,501

The accompanying notes are an integral part of these audited financial statements.

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UTXO Management GP, LLC

Statements of Operations

	For the Years Ended December 31,
	2025	2024
Income:
Performance fee income	$13,827,301	$7,299,700
Management fee income	3,329,404	395,998
Total income	17,156,705	7,695,698

Operating expenses:
Selling, general, and administrative	5,298,374	3,830,372
Total operating expenses	5,298,374	3,830,372
Income from operations	11,858,331	3,865,326

Other income:
Unrealized investment (loss) gain, net	(861,707)	481,521
Realized gain (loss), net	(31,376)	—
Other income, net	3,831	44,145
Gain on debt extinguishment	—	582,096
Total other (loss) income	(889,252)	1,107,762

Net income	$10,969,079	$4,973,088

The accompanying notes are an integral part of these audited financial statements.

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UTXO Management GP, LLC

Statements of Changes in Members’ Equity

Members’ Equity
Balance, January 1, 2024	$375,765
Net income	4,973,088
Balance, December 31, 2024	5,348,853
Net income	10,969,079
Members distributions	(7,065,363)
Balance, December 31, 2025	$9,252,569

The accompanying notes are an integral part of these audited financial statements.

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UTXO Management GP, LLC

Statements of Cash Flows

	For the Years Ended December 31,
	2025	2024

Cash flows from operating activities:
Net income	$10,969,079	$4,973,088
Adjustments to reconcile net income to net cash used in operating activities:
Accrued interest on convertible note	—	(3,451)
Gain on debt extinguishment	—	(582,096)
Unrealized investment loss (gain)	861,707	(481,521)
Changes in operating assets and liabilities:
Management fees receivable - related party	(116,636)	(32,714)
Net change in investments interests	(9,345,296)	(7,296,250)
Prepaid expenses and other assets	(23,082)	3,999
Due from related party	(68,906)	—
Due to related party - accrued expenses	1,222,798	3,004,441
Accounts payable and accrued expenses	(250,107)	254,207
Net cash provided by (used in) operating activities	3,249,557	(160,297)

Cash flows from investing activities:
Capital contribution to investee	(1,000)	(900)
Redemption of investments	—	155,000
Net cash (used in) provided by investing activities	(1,000)	154,100

Cash flows from financing activities:
Members distributions	(2,693,020)	—
Net cash used in financing activities	(2,693,020)	—

Net increase (decrease) in cash and cash equivalents	555,537	(6,197)
Cash and cash equivalents at beginning of year	21,153	27,350
Cash and cash equivalents at end of year	$576,690	$21,153

Supplemental disclosure of significant non-cash operating and financing activities:
Related party expenses paid in BTC	$1,297,239	$—
Members distributions paid in BTC and GBTC	$4,372,343	$—

The accompanying notes are an integral part of these audited financial statements.

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UTXO Management GP, LLC

Notes to Financial Statements

For the Years Ended December 31, 2025 and 2024

1. Description of Organization and Business Operations

UTXO Management GP, LLC (“UTXO”) is a Tennessee limited liability company which was formed on August 9, 2019.

UTXO is a fund manager focused on investing in the transition from analog to digital financial systems. UTXO specializes in identifying and investing in a range of opportunities across private and public markets including early-stage technology companies, and other blockchain-related ventures.

Limited Partnership Agreement

In August 2019, UTXO (the “General Partner”) and Limited Partners (collectively, the “Partners”) entered into a limited partnership agreement (the “LPA”) and formed 210k Capital, LP (“210k Capital” or the “Fund”). In July 2025, UTXO and the Partners entered into an Amended and Restated Limited Partnership Agreement (the “Amended LPA”) governing the Fund.

In these roles, UTXO has sole and absolute discretion and authority over all aspects of the business, operations, and management of the Fund. This includes sourcing and evaluating investment opportunities, executing investment decisions, managing risk, overseeing the administration of the Fund, and providing strategic and operational guidance to the Fund. UTXO also handles investor communications, regulatory compliance, and coordination with third-party service providers.

The Fund’s primary investment objective is capital appreciation through investments in digital assets and related technologies.

In August 2025, 210k Capital Offshore Feeder Ltd. (“210k Offshore”) was formed as an exempted company limited by shares established to act as an investment vehicle for non-U.S. and certain tax-exempt investors seeking exposure to the master fund structure operated by the Fund. UTXO is the investment manager of 210k Offshore.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements of UTXO are presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

Financial statements prepared in conformity with U.S. GAAP require management to make estimates and assumptions that affect the amounts and disclosures reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein. Management evaluates its estimates, assumptions, and judgments on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. Significant estimates inherent to the preparation of these financial statements include, but are not limited to, revenue recognition and the fair value of investments. Actual results could differ from these estimates.

Cash and Cash Equivalents

UTXO considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Revenue Recognition

Pursuant to Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”), revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. UTXO applies the following five-step model in relation to its revenue recognition: (i) identification of the promised goods or services in the contract; (ii) determination of whether the promised goods or services are performance obligations; (iii) measurement of the transaction price; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) UTXO satisfies each performance obligation.

UTXO provides continuous investment management services to the Fund, which includes portfolio management, risk monitoring, and consulting. These services represent a single performance obligation that is satisfied over time, consisting of a series of distinct services that are substantially the same and follow the same pattern of transfer. Although UTXO receives two forms of compensation (i.e., management fees and performance-based fees, as described in more detail below), both relate to the same underlying service of managing the Fund and are considered part of the same performance obligation. The revenue recognition under ASC 606 for each type of consideration is described below:

6

UTXO Management GP, LLC

Notes to Financial Statements

For the Years Ended December 31, 2025 and 2024

Performance Fee Income

UTXO recognizes performance fee income based on the Fund’s investment performance. The performance-based income arises from UTXO’s roles as investment manager and General Partner of the Fund. The performance obligation is satisfied over time as UTXO achieves specific investment benchmarks and thresholds through the Fund as detailed below.

Performance fees are recognized only when the Net Asset Value (“NAV”) of a limited partner’s capital account exceeds the highest NAV previously allocated to that account during any of the immediately preceding eight fiscal periods (the “High Water Mark”).

If a limited partner experiences a net decrease in the NAV of its respective capital account as of the end of any fiscal year, the amount of the decrease after deduction of management fees, will be carried forward (the “Loss Carryforward”). This Loss Carryforward must be recovered in future periods before any performance allocation is earned.

Subject to the resolution of any Loss Carryforward and the application of the High Water Mark, UTXO is entitled to receive i) 20% of the increase in NAV of any Class A limited partner’s capital account and (ii) 15% of the increase in NAV of any Class B limited partner’s capital account, calculated on an annual basis.

Performance fee income is classified as variable consideration due to its dependency on the limited partner’s NAV. Given the constraint of the High Water Mark and any Loss Carryforward, variable consideration is not recognized until uncertainty is resolved. This assessment is performed at the end of each fiscal period. Once the thresholds are met, UTXO recognizes performance fee income for the fiscal period.

Management Fee Income

UTXO earns a management fee for acting as the investment manager for the Fund. The performance obligation is the management of the Fund. While the individual activities that comprise the performance obligation can vary day to day, the nature of the overall performance obligation to provide management service is the same and considered by UTXO to be a series of services that have the same pattern of transfer to the customer and the same method to measure progress toward satisfaction of the performance obligation. The series of distinct services represents a single performance obligation that is satisfied over time. UTXO recognizes revenue ratably as the Fund receives and consumes the benefits as they are provided by UTXO.

UTXO receives a management fee for its services of 2% annually of the NAV of any Class A limited partner’s capital account, which will be paid to UTXO on the last day of each month.

UTXO may also earn management fees for acting as the investment manager for other funds and special purpose vehicles (“SPV”). During the year ended December 31, 2025, UTXO provided management services related to the formation of a SPV including researching investment opportunities, coordinating with investors and conducting due diligence, among other services. While there are multiple individual activities that comprise the performance obligation under this arrangement, the series of distinct services represents a single performance obligation that was satisfied over time. UTXO satisfied all performance obligations related to the formation of the SPV during the year ended December 31, 2025 and recognized $76,768 of management fee revenue for their services.

UTXO also earns income that is not derived from contracts with customers and is therefore outside the scope of ASC 606, including:

Investment Income (Loss)

UTXO generates investment income based on the performance of its carried interest account in the Fund. Investment income is determined by the profit earned or losses incurred of the Fund and other investments held. The profits earned or losses incurred are allocated to UTXO based on UTXO’s interest in the Fund and other investments held.

Other Income

Other income consists of income earned from activities that are not part of UTXO’s primary operations.

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UTXO Management GP, LLC

Notes to Financial Statements

For the Years Ended December 31, 2025 and 2024

Fair Value Measurement

UTXO applies ASC 820, Fair Value Measurement (“ASC 820”) which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the exit price) in an orderly transaction between market participants at the measurement date.

ASC 820 establishes a hierarchical disclosure framework which prioritizes and ranks the level of market price observability used in measuring assets and liabilities at fair value. Under U.S. GAAP, a fair value hierarchy is implemented for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of UTXO. Unobservable inputs reflect UTXO’s own assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

The carrying amounts of certain of UTXO’s financial instruments, including cash, receivables, and accounts payable and accrued expenses, approximate fair value due to their short-term nature.

The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities and in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 - Quoted prices in markets that are not considered to be active or financial instruments for which all significant inputs are observable, either directly or indirectly.

Level 3 - Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.

In addition, certain of our other investments are measured at fair value using NAV per share (or its equivalent) as a practical expedient and have not been classified within the fair value hierarchy above.

Investments without readily determinable fair value are measured at fair value using known and unknown inputs such as our historical costs, known changes in the business or performance, as well as observable price changes in orderly transactions) of an identical or similar investment of the same issuer. If UTXO determines that the investment is impaired on the basis of a qualitative assessment, UTXO will recognize an impairment loss equal to the amount by which the investment’s carrying amount exceeds its fair value.

Income Taxes

UTXO is organized as a limited liability company and is treated as a disregarded entity for income tax purposes. As such, it is not a taxpaying entity for federal or state income tax purposes. UTXO’s taxable income or loss, along with its tax attributes, is passed through to its member’s and reported on the member’s income tax return. Accordingly, no provision or liability for income taxes has been included in the financial statements.

Commitments and Contingencies

In the normal course of business, UTXO enters into contracts that contain a variety of representations and warranties and which provide general indemnifications. UTXO’s maximum exposure under these arrangements cannot be estimated, as this would involve future claims that may be made against UTXO that have not yet occurred. However, UTXO expects the risk of loss to be remote.

Recent Accounting Pronouncements

Recent Accounting Pronouncements Not Yet Adopted

In November 2024, the FASB issued ASU 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”) and in January 2025 issued ASU 2025-01, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date (“ASU 2025-01”). The amendments in ASU 2024-03 address investor requests for more detailed expense information and require additional disaggregated disclosures in the notes to financial statements for certain categories of expenses that are included on the face of the income statement. ASU 2024-03, as clarified by ASU 2025-01, is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 31, 2027, with early adoption permitted. UTXO is currently evaluating this guidance to determine the impact it may have on its financial statements and related disclosures.

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UTXO Management GP, LLC

Notes to Financial Statements

For the Years Ended December 31, 2025 and 2024

3. Investments

The following table presents the cost basis and carrying value of UTXO’s investments as of December 31, 2025:

Investment Name	Cost Basis	Carrying Value
210k Capital, LP	$—	$10,800,840
BTF Investments, LLC	1,587	1,587
Mining Company One	49,965	64,637
Navier, Inc	172,384	172,384
TVP Venture Fund	150,000	156,438
Unbroken Chain LLC	10,000	10,000
Unchained Capital Inc.	100,000	100,000
	$483,936	$11,305,886

The following table presents the cost basis and carrying value of UTXO’s investments as of December 31, 2024:

Investment Name	Cost Basis	Carrying Value
210k Capital, LP	$—	$7,879,582
BTF Investments, LLC	115,463	106,779
Mining Company One	49,965	60,978
Navier, Inc	172,384	172,384
TVP Venture Fund	150,000	161,156
Unbroken Chain LLC	10,000	10,000
Unchained Capital Inc.	100,000	100,000
	$597,812	$8,490,879

210k Capital, LP

As mentioned in Note 1, UTXO entered into the LPA with limited partners and formed the Fund to pursue capital appreciation through investments in digital assets. UTXO serves as both the investment manager and General Partner of the Fund. UTXO’s investment in 210k Capital is carried at fair value, using NAV as a practical expedient. See Note 4 and Note 7 for additional information.

On January 1, 2026, the Company redeemed the full balance of its capital account with 210k Capital, LP in the total amount of $10,800,840. See Note 9 for additional information.

BTF Investments, LLC

In June 2021, UTXO subscribed to BTF Investments, LLC, a limited liability company structured as a Special Purpose Vehicle (“SPV”) managed by UTXO. The SPV was formed to invest in portfolio company securities, specifically targeting portfolio companies that specialize in digital assets. These portfolio companies included 3iQ Corp., Propine Technologies Pte. Ltd., Valkyrie Digital Assets LLC, and other smaller investments. UTXO made an initial investment of $112,500, with additional capital contributions made to fund the SPV’s operating costs. The investment in BTF Investments, LLC is carried at fair value. See Note 4 for additional information.

During the year ended December 31, 2025, the Company made additional capital contributions of $1,000 to SVP to fund operating costs. The investment in BTF Investments, LLC is carried at fair value. For the year ended December 31, 2025, UTXO recognized a full impairment on its investments in Propine Technologies Pte. Ltd. and Valkyrie Digital Assets LLC due to liquidation of $51,666 and $51,666, respectively, totaling $103,332, as reflected within realized loss due to investment liquidation in the statements of operations. Additionally, during the year ended December 31, 2025, UTXO’s investment in 3iQ was liquidated due to minority buyout resulting in a realized gain of $2,929 reflected within realized loss due to investment liquidation on the statements of operations.

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UTXO Management GP, LLC

Notes to Financial Statements

For the Years Ended December 31, 2025 and 2024

Mining Company One

In August 2021, UTXO subscribed to Mining Company One, a limited liability company structured as a SPV. The SPV was formed for the purpose of investing in Blockware Solutions, a private technology company. The SPV is managed by UTXO, which serves as the managing member. This investment was made in the form of a convertible note bearing a 6% annual interest rate, compounded annually. The investment in Mining Company One is carried at fair value. See Note 4 for additional information.

Navier, Inc.

In September 2021, UTXO entered into a Common Stock Purchase Agreement with Navier, Inc., a Delaware corporation, to acquire 59,810 shares of common stock in Navier, Inc. The investment was made at a pre-money valuation of $15.0 million, resulting in a purchase price of approximately $2.882 per share. The investment in Navier, Inc. is carried at fair value. See Note 4 for additional information.

TVP Venture Fund I, L.P.

In May 2021, UTXO subscribed into TVP Venture, a Delaware limited partnership. The investment in TVP Venture Fund I, L.P. is carried at fair value, using NAV as a practical expedient. See Note 4 for additional information.

Unbroken Chain, LLC

In August 2023, UTXO subscribed to an interest in Unbroken Chain, LLC a limited liability company that serves as the investment manager of Unbroken Chain Fund, LP. The investment in Unbroken Chain, LLC. is carried at fair value. See Note 4 for additional information.

Unchained Capital Inc.

In December 2020, UTXO invested into Unchained Capital, Inc., a C-Corporation, through a convertible note that subsequently converted into equity as part of UTXO’s seed financing round. The investment was made at the Seed-5 price of $1.979 per share. The investment in Unchained Capital Inc. is carried at fair value. See Note 4 for additional information.

4. Fair Value Measurements

The following table presents information about UTXO’s assets by levels within the valuation hierarchy as of December 31, 2025:

	Level 1	Level 2	Level 3	NAV as Practical Expedient	Amount at Fair Value

Investments carried at fair value	$—	$—	$348,608	$10,957,278	$11,305,886
Total investments carried at fair value	$—	$—	$348,608	$10,957,278	$11,305,886

The following table presents information about UTXO’s assets by levels within the valuation hierarchy as of December 31, 2024:

	Level 1	Level 2	Level 3	NAV as Practical Expedient	Amount at Fair Value

Investments carried at fair value	$—	$—	$450,141	$8,040,738	$8,490,879
Total investments carried at fair value	$—	$—	$450,141	$8,040,738	$8,490,879

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UTXO Management GP, LLC

Notes to Financial Statements

For the Years Ended December 31, 2025 and 2024

The following table summarizes the Fund’s investments in other private investment companies measured at NAV as of December 31, 2025 and 2024.

	December 31, 2025	December 31, 2024	Unfunded Commitments	Redemption Frequency	Redemption Notice Period
210k Capital, LP	$10,800,840	$7,879,582	$—	Quarterly	60 Days
TVP Venture Fund	156,438	161,156	$—	N/A	N/A
Total investments measured at NAV	$10,957,278	$8,040,738

The following table provides a reconciliation of the beginning and ending balances for investments at fair value that use Level 3 inputs:

Investments carried at fair value
Balance as of December 31, 2023	$454,474
Capital contribution to investee	900
Change in unrealized performance fee and investment income, net	(5,233)
Balance as of December 31, 2024	$450,141
Capital contribution to investee	1,000
Investment liquidation and write-off	(106,192)
Change in unrealized performance fee and investment income, net	3,659
Balance as of December 31, 2025	$348,608

UTXO holds investments that are classified within Level 3 of the fair value hierarchy due to the use of significant unobservable inputs in determining their fair value. These investments include interests in SPV’s that invest in digital asset-related companies. For investments in the Fund and certain limited partnerships, UTXO applies the NAV as a practical expedient to estimate fair value.

The fair value of these investments is determined using valuation techniques appropriate to the nature of each investment. For the SPV interests, UTXO relies on the most recent capital account statements provided by SPV managers or administrators, which UTXO believes reasonably approximate fair value. For the Fund and limited partnership interests valued using NAV, UTXO applies the practical expedient on an investment-by-investment basis, in accordance with the terms of their respective agreements. These valuations are supported by information received from the Fund and limited partnerships, such as monthly NAVs, reports, and financial statements, when available. These valuations incorporate the underlying portfolio companies’ financial performance, market conditions, and any recent transactions.

The value of the portfolio of investments may be impacted by multiple factors including, but not limited to, general macroeconomic conditions and state of the digital asset industry, and governmental initiatives. Without a readily ascertainable market value, the estimated value of UTXO’s portfolio of investments may differ significantly from the values that would be placed on the portfolio if a readily determinable market existed for the investments. The illiquidity of UTXO’s investment portfolio may adversely affect UTXO’s ability to dispose of its investments at times when it may be advantageous for UTXO to liquidate such portfolio. In addition, if UTXO were required to liquidate some or all of the investments in the portfolio, the proceeds of such liquidation may be significantly less than the current value of such investments. Changes in the various unobservable inputs used to determine valuations may have similar or diverging impacts on valuation. Significant increases or decreases in these inputs in isolation and interrelationships between those inputs could result in significantly higher or lower fair value measurements than noted in the tables above.

There were no transfers in and out of Level 3 during any of the periods presented.

5. Digital Assets

During the year ended December 31, 2025, the Company utilized bitcoin to pay expenses and send distributions to members, at a mutually agreed upon price (refer to Note 8 for further detail on the nature of the distributions in bitcoin (“BTC”)). The Company did not use bitcoin to pay expenses or send distributions to members during the year ended December 31, 2024. As of December 31, 2025 and December 31, 2024, the Company did not hold any digital assets.

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UTXO Management GP, LLC

Notes to Financial Statements

For the Years Ended December 31, 2025 and 2024

The following table presents a roll-forward of the Company’s digital assets at fair value during the year ended December 31, 2025:

Balance as of January 1, 2025	$—
BTC redemption from 210k Capital	3,912,156
Payment of outstanding marketing expenses in BTC	(1,297,239)
Distributions to members in BTC	(2,689,202)
Investment income	5,467
Realized gain from sale of BTC	69,027
Payment of other expenses in BTC	(209)
Balance as of December 31, 2025	$—

6. Segment Information

Operating segments are defined as components of an enterprise that engage in business activities for which discrete financial information is available and regularly reviewed by the chief operating decision maker (“CODM”) in deciding how to allocate resources and to assess performance. UTXO is managed collectively by its members, who act as the CODM.

UTXO is formed solely for the purpose of holding and managing investments. UTXO is a single reportable segment entity. The CODM is regularly provided with financial information about UTXO’s operations to manage expenses incurred. The CODM assesses performance of the reportable segment and decides how to allocate resources using the net income as reported on the statements of operations.

7. Related Party Transactions

210k Capital

As detailed in Note 1, UTXO entered into the LPA with unrelated parties and formed the Fund to pursue capital appreciation through investments in digital assets. UTXO serves as both the investment manager and General Partner of the Fund.

As investment manager, UTXO earns management fees for providing investment management services. For the years ended December 31, 2025 and 2024, UTXO recognized management fee income of $3,329,404 and $395,998, respectively, as reported on the statements of operations. As of December 31, 2025 and 2024, UTXO recorded management fees receivable of $169,634 and $52,998.

Additionally, UTXO is entitled to performance fee income based on the Fund’s investment performance. For the years ended December 31, 2025 and 2024, UTXO recognized performance fee income of $13,827,301 and $7,299,700, respectively, as reported on the statements of operations.

UTXO also earns investment income based on the performance of its carried interest account in the Fund. For the years ended December 31, 2025 and 2024, UTXO recognized unrealized investment (loss) gain of $(861,707) and $481,521, respectively, as reported on the statements of operations.

On January 31, 2025, the Company received a redemption payment from 210k Capital totaling $3,912,156, whereas 38.50 BTC was redeemed at a price of $101,617.08. The redemption resulted in a decrease in the carrying value of the Company’s investment in 210k Capital.

210k Offshore

As investment manager, UTXO paid legal and other start-up costs related to the formation of 210k Offshore. As of December 31, 2025, the Company recorded due from related party - current of $68,906 related to these payments made on behalf of 210k Offshore.

BTC Inc.

In June 2021, UTXO entered into a loan agreement with BTC Inc. Under the terms of the agreement, BTC Inc. provided a total loan of $782,093 to UTXO, disbursed in two installments: an initial payment of $621,432 in June 2021, followed by a second payment of $160,661 in February 2022. The loan was interest-free, unsecured, and scheduled to mature in June 2026. The proceeds were used to support UTXO’s business operations and working capital needs.

In December 2024, UTXO and BTC Inc. entered into a loan forgiveness agreement, under which BTC Inc. forgave the remaining balance of $582,096 in full, releasing UTXO from any further repayment obligations. UTXO accounted for the loan forgiveness as a gain on debt extinguishment on the statements of operations.

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UTXO Management GP, LLC

Notes to Financial Statements

For the Years Ended December 31, 2025 and 2024

Furthermore, on May 12, 2025, UTXO entered into a Master Marketing Services Agreement (“MSA”) with BTC Inc. The agreement was effective as of January 1, 2024. Under the terms of the agreement, BTC Inc. provided marketing and advertising services to UTXO. For the years ended December 31, 2025 and 2024, UTXO incurred $2,930,000 and $3,004,441 of marketing and advertising fees under the agreement which is recorded in selling, general and administrative expense on the statements of operations and due to related party- accrued expenses on the balance sheets.

During 2025, the Company paid the outstanding balance of $3,004,441 for marketing and advertising fees recorded in the previous fiscal year. The fees were paid partially in BTC with a value of $1,297,239 and the remaining $1,707,202 in cash. Subsequent to year end, on February 6, 2026, the Company paid the outstanding balance of $2,930,000 to BTC Inc. in relation to the MSA agreement.

8. Members’ Equity

Contributions

The members made contributions proportional to their ownership interests in UTXO. Additional contributions may be made to fund the operations of UTXO at the members discretion. For the years ended December 31, 2025 and 2024, there were no contributions made by members.

Distributions

Distributions to members are made at times in the amounts determined by the members of UTXO. For the year ended December 31, 2025, there were $7,065,363 in distributions made to members. Of this amount, $2,689,202 was paid with the issuance of BTC valued at the cost basis on the date of transfer, $1,683,141 was paid via the issuance of Grayscale Bitcoin Trust (“GBTC”) stock valued at the price per share on the date of payment, and $2,693,020 were paid in cash distributions.

9. Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through March 27, 2026, the date the financial statements were available to be issued.

210K Redemption

On January 1, 2026, the Company redeemed the full balance of its capital account with 210k Capital, LP in the total amount of $10,800,840. The redemption was split across cash and in-kind securities in the following amounts: $9,072,903 of cash; $889,200 of STRC; $838,734 of Metaplanet. Upon receipt of the redemption, the Company distributed $647,903 in cash, $889,200 of STRC, and $838,734 of Metaplanet to members of the Company.

Transfer of Balance Sheet Assets

On January 13, 2026, the Company entered into a Contribution and Assignment Agreement with a newly formed entity, UTXO Legacy, LLC, which, as of the date of the agreement, has the same beneficial owners as the Company. Under the agreement, the Company contributed its ownership interests in four investments: Mining Company One, LLC; Navier, Inc.; Unchained Capital Inc.; and TVP Bitcoin Venture Fund I, LP to UTXO Legacy, LLC.

Ownership Sale

On February 6, 2026, the Company entered into a Redemption, Assignment and Separation Agreement with a former member. Under the agreement, the Company redeemed the member’s 33.33% membership interest for total cash consideration of $5.0 million. In connection with the redemption, the member resigned from all positions with the Company and agreed to provide transition services through May 31, 2026. Upon the sale, the membership interest was reallocated equally to the two remaining members.

Sale to Nakamoto Inc.

On February 16, 2026, Nakamoto Inc. exercised its call option to acquire both UTXO Management GP, LLC and BTC Inc., as permitted in the MSA agreement amongst the parties that was signed in 2025. The transaction closed on February 20, 2026. Following the acquisition, UTXO Management GP, LLC became a wholly-owned subsidiary of Nakamoto Inc. Additionally, as part of the transaction on February 16, 2026, UTXO Ventures, LLC was acquired by UTXO Management GP, LLC for no consideration and their operations will be consolidated under one entity.

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